Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS $212.9 MILLION OF REVENUE AND $44.7 MILLION OF

ADJUSTED EBITDA* FOR SECOND QUARTER 2008

•	Colocation revenue up 10% vs. Q1 ’08

•	Managed hosting revenue up 6% vs. Q1 ’08

•	Reaffirms 2008 annual expectation of $840-870 million of revenue and $175-190 million of Adjusted EBITDA

ST. LOUIS, MO. – July 29, 2008 – SAVVIS, Inc. (NASDAQ: SVVS), a global leader in IT infrastructure services for business applications, announced today that its revenue for the second quarter 2008 totaled $212.9 million, income from operations was $0.9 million, and net loss was $7.4 million, or $(0.14) per share. Adjusted EBITDA for the quarter was $44.7 million.

Revenue increased 6% from the same period a year ago and 5% from the first quarter 2008, driven by growth in hosting. Adjusted EBITDA was up 5% from a year ago and 11% from the first quarter. The second quarter of 2007 included results from low-growth assets subsequently divested, which contributed $12.7 million of revenue and $5.0 million of Adjusted EBITDA in the year-earlier period.

Chief Executive Officer Phil Koen said, “I’m pleased with the results we achieved in the second quarter against continuing broader economic challenges. The 26% year-over-year pro forma growth in hosting revenue reflects the demand by enterprise customers for our highly differentiated value proposition of greater agility, greater visibility and lower cost for IT infrastructure. We continue to expect 10-14% pro forma revenue growth in 2008 and approximately $175-190 million of Adjusted EBITDA, for pro forma growth of 19-29% for fiscal 2008. Our team remains mindful of the economic environment as we focus on driving improved Adjusted EBITDA margin, as reflected in expanding margins for the quarter and the full-year projection.”

SAVVIS

Second-quarter Financial Results

July 29, 2008

Second-quarter Results

(US$ millions)	Three months ended:
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2007 pro forma(1)
Revenue:
Colocation	$74.8	$67.9	$68.4	$60.0
Managed hosting	64.7	61.3	51.0	51.0

Total Hosting	139.5	129.2	119.4	111.0
Network services	73.4	74.1	76.9	76.9
Other services	—	—	4.3	—

Total Revenue	$212.9	$203.3	$200.6	$187.9

Cost of Revenue(2)	$122.9	$118.7	$113.8	$105.2
Sales, Gen. & Admin. Expenses(2)	$55.0	$53.3	$52.3	$45.2
Income (Loss) from Operations	$0.9	$(0.4)	$192.5
Net Income (Loss)	$(7.4)	$(4.2)	$133.3

Adjusted EBITDA	$44.7	$40.3	$42.6	$37.6
Adjusted EBITDA Margin	21%	20%	21%	20%

(1)

Pro forma results for the three months ended June 30, 2007, exclude the impact of non-cash equity-based compensation cost; revenue and related costs from the sale of data center assets to Microsoft in June 2007; CDN assets sold in January 2007; and a network contract with Telerate.

(2)

Both cost of revenue and sales, general and administrative expenses exclude depreciation, amortization, and accretion and include the effect of non-cash equity-based compensation. Total non-cash equity-based compensation in cost of revenue for the three months ended June 30, 2008, March 31, 2008, and June 30, 2007, was $1.6 million, $1.5 million and $1.5 million and in sales, general and administrative expenses was $8.0 million, $7.5 million and $6.7 million respectively.

Second-quarter Results

Total revenue for the second quarter was $212.9 million, an increase of 6% compared to the second quarter 2007. On a pro forma basis, excluding the impact of the sale of data-center assets to Microsoft in June 2007 and the sale of CDN assets in January 2007 and a concluded contract, revenue increased 13% from the prior year. Revenue increased 5% compared to the first quarter 2008, reflecting strong growth in colocation and managed hosting revenue.

Growth in hosting revenue, up 17% from a year ago, reflected 27% growth in managed hosting revenue and 9% growth in colocation revenue. On a pro forma basis, hosting revenue increased 26% from the year-earlier period, with colocation revenue up 25% and managed hosting revenue up 27%. Compared to the first quarter, hosting revenue rose 8%, driven by growth in both colocation and managed hosting. Virtualized and utility services contributed $20.6 million of managed hosting revenue in the second quarter, up 50% from a year ago and 10% from the first quarter.

SAVVIS

Second-quarter Financial Results

July 29, 2008

In the second quarter, network services revenue declined 4% from the second quarter 2007, to $73.4 million, and 1% from the first quarter 2008. Revenue from SAVVIS’ Hosting Area Network increased 16% from a year ago on a pro forma basis, to $17.2 million, and 2% from the first quarter 2008, partially offsetting the declines in revenue from managed network and bandwidth services.

Adjusted EBITDA for the second quarter of $44.7 million increased from the second quarter 2007 by 5% and by 19% on a pro forma basis, and by 11% from the first quarter 2008. SAVVIS opened four new data centers in late 2007 and three new data centers in the first half of 2008. Those new data centers generate operating costs ahead of revenue, initially adversely affecting Adjusted EBITDA.

SAVVIS’ consolidated net loss was $7.4 million in the second quarter, compared to net income of $133.3 million in the same period last year, which included a gain of $180.8 million on the sale of non-strategic assets and a charge of $45.1 million related to retirement of subordinated notes, and compared to a net loss of $4.2 million in the first quarter 2008. Expenses in the current quarter compared to the first quarter included higher depreciation and amortization expense as a result of new investments being put into service. Loss per share was $(0.14) in the second quarter 2008, compared to diluted earnings per share of $2.36 in the same period a year previously and a loss per share of $(0.08) in the first quarter 2008.

Cash Flow and Balance Sheet

Net cash provided by operating activities was $21.4 million in the second quarter. Cash capital expenditures for the quarter totaled $97.1 million, which included $62.0 million for the build-out of new data centers.

SAVVIS’ long-term debt and capital leases as of June 30, 2008, totaled $568.5 million, including $33.3 million of new debt incurred through a loan established to fund construction of SAVVIS’ London-area data center, as announced on June 30, 2008. SAVVIS’ cash position at June 30, 2008, was $118.2 million, compared to $164.6 million at March 31, 2008.

Operational Highlights

SAVVIS continued to extend its Proximity Hosting service, targeted at the growing electronic securities-trading community. The company expanded its offering significantly by launching Proximity Hosting services in London, Chicago and Singapore and successfully securing strategic relationships with a number of key exchanges in each market that included the London Stock Exchange, Chi-X, BATS (UK), Intercontinental Exchange, Chicago Mercantile Exchange and the Singapore Exchange.

SAVVIS

Second-quarter Financial Results

July 29, 2008

SAVVIS announced new or expanded relationships with customers including CMPi, Cognisco, Ellie Mae, iJet and Star Compliance. Additionally, Thomson Reuters extended its master services agreement with SAVVIS, including provisions for deployment of IT infrastructure services in Asia.

In the United Kingdom, SAVVIS won that country’s Home Office’s Supplier Value Award for the Best Technology Implementation for on-time, on-budget delivery of a complex shared services infrastructure platform that speeded application deployment times and saved costs for that government agency.

SAVVIS has opened three new and one expanded data center this year, on time and on budget, in Boston, Chicago, Dallas and most recently Singapore. The company expects to expand a facility in the New York metro area significantly and open a new facility in the London metro area in the fourth quarter 2008.

Financial Outlook

Chief Financial Officer Jeff Von Deylen said, “SAVVIS continues to drive new revenue dollars to the Adjusted EBITDA line, with a 21% Adjusted EBITDA margin in the second quarter. Revenue results in our hosting lines, including 10% sequential-quarter growth in colocation and 6% growth in managed hosting, position us well in 2008.”

For the full year 2008, SAVVIS management’s current expectations for financial results reaffirm previously-announced expectation and include:

•	Total revenue growth, on a pro forma basis, of 10-14%, for approximately $840-870 million of revenue, including:

•	pro forma growth of approximately 27% in colocation revenue, or approximately 18% on an as-reported basis, driven by 5-9% sequential-quarter growth;

•	growth of approximately 20% in managed hosting revenue, driven by 2-6% sequential-quarter growth, and

•	a decline of approximately (6)% in network services revenue; and

•	Adjusted EBITDA of approximately $175-190 million; and

•	Capital expenditures of $280-300 million, including approximately $145-150 million for development of data centers in the Boston, Chicago, Dallas, London, New York and Singapore metropolitan areas.

* Non-GAAP Measures

SAVVIS includes information pertaining to certain non-GAAP measures in conjunction with reporting of its quarterly financial results. “Adjusted EBITDA” represents income from operations before depreciation, amortization and accretion, gains and losses on sales of assets, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company's

SAVVIS

Second-quarter Financial Results

July 29, 2008

operating financial performance and liquidity. “Pro forma” results exclude certain revenue and costs related to exited contracts and sold assets. We have included information concerning pro forma results because we believe they enable investors to better compare current results to results of prior periods. The calculations of Adjusted EBITDA and pro forma results are not specified by United States generally accepted accounting principles. Our calculations of Adjusted EBITDA and of pro forma results may not be comparable to similarly-titled measures of other companies.

Investor Conference Call

SAVVIS will webcast an investor conference call today, July 29, 2008, at 5:30 PM EDT. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available by telephone at +1 703-639-1307 and 866-793-1301 (in North America, toll free). Recorded replays will be available on the website for six months, and by telephone through Friday, August 8, at +1 703-925-2533 and 888-266-2081 (in North America, toll free) with the access code 1260579, beginning by 8:00 PM EDT that day.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2007, and subsequent filings. Those risk factors include, but are not limited to, uncertainties in economic conditions, including conditions that could pressure enterprise IT spending; demand for and market acceptance of SAVVIS’ products and services; variability in pricing for those products and services; merger and acquisition activity by SAVVIS customers or other customer activity that affects the level of business done with SAVVIS; rapid evolution of technology; changes in our operating environment; and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, July 29, 2008. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a global leader in IT infrastructure services for enterprise applications. With an IT services platform spanning North America, Europe, and Asia, SAVVIS leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and multiple data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue	$212,941	$200,554	$416,224	$405,802
Operating Expenses:
Cost of revenue (including non-cash equity-based compensation of $1,646, $1,507, $3,101, and $2,866) (1)	122,872	113,755	241,523	230,430
Sales, general, and administrative expenses (including non-cash equity-based compensation of $7,983, $6,658, $15,469, and $13,078) (1)	55,048	52,321	108,356	105,492
Depreciation, amortization, and accretion	34,154	22,787	65,898	44,432
Gain on sales of data center and CDN assets	—	(180,846)	—	(306,044)

Total Operating Expenses	212,074	8,017	415,777	74,310

Income from Operations	867	192,537	447	331,492
Loss on debt extinguishment	—	45,127	—	45,127
Net interest expense and other	8,138	15,800	11,123	34,137

Income (Loss) before Income Taxes	(7,271)	131,610	(10,676)	252,228
Income tax expense (benefit)	113	(1,663)	930	4,414

Net Income (Loss)	$(7,384)	$133,273	$(11,606)	$247,814

Net Income (Loss) per Common Share
Basic	$(0.14)	$2.53	$(0.22)	$4.72

Diluted	$(0.14)	$2.36	$(0.22)	$4.48

Weighted-Average Common Shares Outstanding (2)
Basic	53,305	52,631	53,199	52,449

Diluted	53,305	57,178	53,199	55,711

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.
(2)	For the three and six months ended June 30, 2008, the effects of including the incremental shares associated with the Convertible Notes, options, unvested restricted preferred units, unvested restricted stock units, and unvested restricted stock awards are anti-dilutive and, as such, are not included in the diluted weighted-average common shares outstanding. For the three and six months ended June 30, 2007, diluted weighted-average common shares outstanding included 2.9 million and 1.4 million common shares, respectively, which reflected the dilution impact of the Convertible Notes using the “if-converted” method.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$118,209	$183,141
Trade accounts receivable, net	58,122	51,925
Prepaid expenses and other current assets	28,420	19,548

Total Current Assets	204,751	254,614

Property and equipment, net	692,160	616,584
Other non-current assets	19,623	18,775

Total Assets	$916,534	$889,973

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Payables and other trade accruals	$50,051	$57,673
Current portion of long-term debt and lease obligations	12,624	6,196
Other current accrued liabilities	67,251	101,419

Total Current Liabilities	129,926	165,288

Long-term debt, net of current portion	402,382	351,594
Capital and financing method lease obligations, net of current portion	166,146	162,054
Other accrued liabilities	63,028	59,182

Total Liabilities	761,482	738,118

Stockholders’ Equity:
Common stock	534	530
Additional paid-in capital	757,070	738,950
Accumulated deficit	(595,507)	(583,901)
Accumulated other comprehensive loss	(7,045)	(3,724)

Total Stockholders’ Equity	155,052	151,855

Total Liabilities and Stockholders’ Equity	$916,534	$889,973

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash Flows from Operating Activities:
Net income (loss)	$(7,384)	$133,273	$(11,606)	$247,814
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and accretion	34,154	22,787	65,898	44,432
Non-cash equity-based compensation	9,629	8,165	18,570	15,944
Accrued interest	(1,608)	16,609	1,813	31,912
Gain on sales of data center and CDN assets	—	(180,846)	—	(306,044)
Loss on debt extinguishment	—	45,127	—	45,127
Other	110	(221)	135	(974)
Net changes in operating assets and liabilities, net of effects from sales of assets:
Trade accounts receivable	(6,528)	3,694	(6,153)	5,268
Prepaid expenses and other current and non-current assets	(6,847)	(9,566)	(9,956)	(12,840)
Payables and other trade accruals	(517)	5,547	3,394	4,557
Other accrued liabilities	422	(16,541)	(8,680)	(18,879)

Net cash provided by operating activities	21,431	28,028	53,415	56,317

Cash Flows from Investing Activities:
Payments for capital expenditures	(97,107)	(126,071)	(140,400)	(161,863)
Proceeds from sales of data center and CDN assets, net	—	190,409	—	318,530
Other investing activities, net	—	199	—	694

Net cash provided by (used in) investing activities	(97,107)	64,537	(140,400)	157,361

Cash Flows from Financing Activities:
Proceeds from long-term debt	33,283	345,000	33,283	345,000
Proceeds from stock option exercises	84	3,679	821	14,129
Payments for extinguishment of Series A Subordinated Notes	—	(342,491)	—	(342,491)
Payment of debt issuance costs	(1,135)	(8,866)	(1,135)	(8,866)
Payments for employee taxes on equity-based instruments	5	(1,025)	(2,245)	(10,113)
Principal payments under capital lease obligations	(1,448)	(690)	(2,671)	(1,416)
Other financing activities, net	(1,156)	—	(1,829)	—

Net cash provided by (used in) financing activities	29,633	(4,393)	26,224	(3,757)

Effect of exchange rate changes on cash and cash equivalents	(390)	(743)	(4,171)	389

Net Increase (Decrease) in Cash and Cash Equivalents	(46,433)	87,429	(64,932)	210,310
Cash and Cash Equivalents, Beginning of Period	164,642	221,574	183,141	98,693

Cash and Cash Equivalents, End of Period	$118,209	$309,003	$118,209	$309,003

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(in thousands)

	Actual			Pro Forma(1)
	Three Months Ended
	June 30,		March 31,	June 30,
	2008	2007	2008	2007
Revenue:
Colocation	$74,762	$68,404	$67,908	$59,986
Managed hosting	64,714	51,005	61,308	51,005

Total hosting	139,476	119,409	129,216	110,991

Network services	73,465	76,900	74,067	76,900
Other services	—	4,245	—	—

Total Revenue	$212,941	$200,554	$203,283	$187,891

Adjusted EBITDA(2) Reconciliation:
Income (loss) from operations	$867	$192,537	$(420)	$192,537
Depreciation, amortization, and accretion	34,154	22,787	31,744	22,787
Gain on sale of data center assets	—	(180,846)	—	(180,846)
Non-cash equity-based compensation	9,629	8,165	8,941	8,165
Pro forma adjustments	—	—	—	(5,086)

Adjusted EBITDA	$44,650	$42,643	$40,265	$37,557

(1)	Colocation revenue pro forma adjustments reflect the elimination of revenue related to a Microsoft contract exited in connection with the sale of data center assets in June 2007. Other services revenue pro forma adjustments reflect the eliminated revenue from content delivery services related to the sale of CDN assets in January 2007 and the elimination of Telerate revenue in connection with Reuters’ acquisition of MoneyLine Telerate. Pro Forma Adjusted EBITDA represents income from operations before depreciation, amortization, and accretion, gain (loss) on sales of assets, non-cash equity-based compensation, and adjustments made to eliminate the results of operations related to asset sales and an exited contract.
(2)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, and accretion, gain on sale of data center assets, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We do not provide forward-looking guidance for certain financial data, such as income from operations, depreciation, amortization, accretion, and non-cash equity-based compensation, and as a result, are not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. We intend to calculate the various non-GAAP financial measures in future periods consistent with the presentation herein.

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Pro Forma Financial Information

(in thousands)

	Three Months Ended				Year Ended December 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Pro Forma Revenue:
Colocation (1)	$57,691	$59,986	$58,559	$62,293	$238,529
Managed hosting	50,304	51,005	55,155	59,482	215,946

Total hosting	107,995	110,991	113,714	121,775	454,475

Network services	80,414	76,900	76,548	75,994	309,856
Other services (2)	—	—	—	—	—

Total Pro Forma Revenue	188,409	187,891	190,262	197,769	764,331

Pro forma cost of revenue (3)	107,814	105,183	110,911	110,120	434,028
Pro forma sales, general, and administrative expenses (4)	46,143	45,151	43,817	48,227	183,338

Pro forma adjusted EBITDA (5)	$34,452	$37,557	$35,534	$39,422	$146,965

Non-GAAP and Pro Forma Reconciliations

(1)    Colocation revenue pro forma adjustments reflect the elimination of revenue related to a Microsoft contract exited in connection with the sale of data center assets in June 2007. The first quarter of 2007 also reflects the elimination of $3.6 million related to a one-time customer settlement.

Colocation - as reported	$69,416	$68,404	$58,559	$62,293	$258,672
Pro forma adjustments	(11,725)	(8,418)	—	—	(20,143)

Colocation—pro forma	$57,691	$59,986	$58,559	$62,293	$238,529

(2)    Other services revenue pro forma adjustments reflect the eliminated revenue from content delivery services related to the sale of CDN assets in January 2007 and the elimination of Telerate revenue in connection with Reuters’ acquisition of MoneyLine Telerate.

Other services - as reported	$5,114	$4,245	$—	$—	$9,359
Pro forma adjustments	(5,114)	(4,245)	—	—	(9,359)

Other services—pro forma	$—	$—	$—	$—	$—

(3) Cost of revenue pro forma adjustments reflect the elimination of costs related to the asset sales and exited contract described above.
Cost of revenue - as reported	$116,675	$113,755	$112,348	$111,555	$454,333
Non-cash equity-based compensation	(1,359)	(1,507)	(1,437)	(1,435)	(5,738)
Pro forma adjustments	(7,502)	(7,065)	—	—	(14,567)

Cost of revenue—pro forma	$107,814	$105,183	$110,911	$110,120	$434,028

(4) Sales, general, and administrative pro forma adjustments reflect the elimination of costs related to the asset sales and exited contract described above.
Sales, general, and administrative - as reported	$53,171	$52,321	$51,101	$55,809	$212,402
Non-cash equity-based compensation	(6,420)	(6,658)	(7,284)	(7,582)	(27,944)
Pro forma adjustments	(608)	(512)	—	—	(1,120)

Sales, general, and administrative—pro forma	$46,143	$45,151	$43,817	$48,227	$183,338

(5)    “Pro Forma Adjusted EBITDA” represents income from operations before depreciation, amortization, and accretion, gain (loss) on sales of assets, non-cash equity-based compensation, and adjustments made to eliminate the results of operations related to asset sales and an exited contract. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Pro Forma Adjusted EBITDA Reconciliation:
Income from operations - as reported	$138,955	$192,537	$3,734	$2,774	$338,000
Depreciation, amortization, and accretion—as reported	21,645	22,787	22,742	27,631	94,805
(Gain) loss on sales of data center and CDN assets—as reported	(125,198)	(180,846)	337	—	(305,707)
Non-cash equity-based compensation—as reported	7,779	8,165	8,721	9,017	33,682
Pro forma adjustments	(8,729)	(5,086)	—	—	(13,815)

Pro Forma Adjusted EBITDA	$34,452	$37,557	$35,534	$39,422	$146,965

SAVVIS, Inc. and Subsidiaries

Unaudited Supplemental Revenue Information

(in thousands, except average monthly revenue)

Hosting Supplemental Information

	Pro Forma	Actual
	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008
Data Center Revenue
Colocation	$59,986	$58,559	$62,293	$67,908	$74,762
Managed hosting	51,005	55,155	59,482	61,308	64,714
Hosting area network	14,832	15,528	17,059	16,922	17,231

Total Data Center Revenue	$125,823	$129,242	$138,834	$146,138	$156,707

Average Billed Square Feet (1)
Colocation	553.5	514.0	539.7	566.7	613.2
Managed hosting	13.6	14.2	16.0	17.2	18.2
Hosting area network	—	—	—	—	—

Total Average Billed Square Feet	567.1	528.2	555.7	583.9	631.4

Average Monthly Data Center Revenue Per Billed Square Foot (1) (2)
Colocation	$36.1	$38.0	$38.5	$39.9	$40.6
Managed hosting	1,253.2	1,290.7	1,241.5	1,189.9	1,186.3
Hosting area network (3)	8.7	9.8	10.2	9.7	9.1
Total Average Monthly Data Center
Revenue Per Billed Square Foot	74.0	81.6	83.3	83.4	82.7

(1)	Average Billed Square Feet have been revised for all periods to reflect improved reporting from physical space records within our data centers. Average Monthly Data Center Revenue Per Billed Square Foot has been recalculated based on the new Average Billed Square Feet.
(2)	Average monthly data center revenue per billed square foot is calculated as the revenue per quarter divided by the average billed square feet per quarter stated on a monthly basis.
(3)	Hosting area network average monthly revenue per billed square foot is calculated as the hosting area network revenue per quarter divided by the total average billed square feet per quarter stated on a monthly basis.

Network Services Supplemental Information

	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008	June 30, 2008
Network Services
Managed network	$47,666	$47,033	$45,643	$44,424	$43,989
Hosting area network	14,832	15,528	17,059	16,922	17,231
Bandwidth	14,402	13,987	13,292	12,721	12,245

Total Network Services	$76,900	$76,548	$75,994	$74,067	$73,465